UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 13, 2002
(Date of earliest event reported)

0-24339
(Commission File Number)

INKTOMI CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	94-3238130 (I.R.S. Employer Identification No.)

4100 East Third Avenue
Foster City, California 94404
(Address of principal executive offices)

(650) 653-2800
(Registrant’s telephone number, including area code)

1

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.	Description

99.1	Inktomi Corporation and Verity, Inc. joint press release dated November 13, 2002.

Item 9. Regulation FD Disclosure.

On November 13, 2002, Inktomi Corporation (“Inktomi”) announced that it had entered into a definitive agreement with Verity, Inc. (“Verity”), pursuant to which Verity would purchase Inktomi’s enterprise search software business for total consideration of $25 million in cash, and the assumption of Inktomi’s obligations under certain existing enterprise search business contracts, including customer support obligations. In connection with the pending transaction, Inktomi and Verity issued a joint press release, the full text of which is set forth in Exhibit 99.1 attached hereto and incorporated in this Report as if fully set forth herein.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INKTOMI CORPORATION

Dated: November 14, 2002	By:	/s/ RANDY GOTTFRIED

Randy Gottfried Senior Vice President and Chief Financial Officer

3

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Inktomi Corporation and Verity, Inc. joint press release dated November 13, 2002.

4